Exhibit 99.2

FOR IMMEDIATE RELEASE

CONTACT

Gregory F. Hughes

Chief Financial Officer

(212) 594-2700

Or

Heidi Gillette

Director, Investor Relations

(212) 594-2700

SL Green Realty Corp.

2007 Annual Investor Conference And Property Tour

On Monday, December 3, 2007

***

Presentation to Begin at 1:00 pm EST;

Available via Webcast and Teleconference

New York, NY — November 19, 2007 — SL Green Realty Corp. (NYSE: SLG), a real estate investment trust, announced today that it will host its 2007 Annual Investor Conference and Property Tour on Monday, December 3, 2007. The management presentation will begin at 1:00 PM EST.

The presentation will be available via webcast and teleconference in listen only mode.  The conference call can be accessed by dialing (866) 700.5192 Domestic or (617) 213.8833 International, using passcode 79583335.  The webcast and management’s PowerPoint presentation can be accessed at www.slgreen.com via SL Green’s Investor Relations page.

For more information about this event, please email SLG2007@slgreen.com.

About SL Green Realty Corp.

SL Green Realty Corp. is a self-administered and self-managed real estate investment trust, or REIT, that predominantly acquires, owns, repositions and manages Manhattan office properties. The Company is the only publicly held REIT that specializes in this niche.  As of September 30, 2007, the Company owned 31 New York City office properties totaling approximately 22,353,200 square feet, making it New York’s largest office landlord. In addition, SL Green holds investment interests, among other things, in retail properties (10) encompassing approximately 393,789 square feet, development property (one) encompassing approximately 85,000 square feet and land interests (two), along with ownership of 36 suburban assets totaling 7,867,500 square feet in Brooklyn, Queens, Long Island, Westchester County, Connecticut and New Jersey.

To be added to the Company’s distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at 212-216-1601.